UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2010

Network Communications, Inc.
(Exact name of registrant as specified in its charter)

Georgia	333-134701	58-1404355

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2305 Newpoint Parkway, Lawrenceville, GA 30043
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 962-7220

                                 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As a result of continued challenges in the markets that it serves, the lack of a rebound in revenue and the inability to secure a new revolving loan facility to replace the current commitment that expires in November 2010, Network Communications, Inc. (the “Company” or “NCI”) elected not to make the June 1, 2010 interest payment of approximately $9.4 million on its 10 ¾% Senior Notes due 2013.  As a result of missing this payment, the Company’s senior secured lenders accelerated all amounts outstanding under the Company’s revolving and term loan credit agreements, which in turn triggered an event of default under the Senior Notes indenture and the senior subordinated credit agreement.  The Company’s total debt outstanding is approximately $296 million.  The Company is unable to pay the outstanding debt if it is called. The Company obtained an agreement from its secured lenders dated June 1, 2010, permitting it to have continued access to and use of its cash as it works with its stakeholders to restructure its balance sheet.

On July 9, 2010, the Company and its parent, Gallarus Media Holdings, Inc., entered into a second amendment to agreement, dated July 9, 2010, by and among the Company, the lenders party thereto, Toronto Dominion (Texas) LLC, as Administrative Agent under the Company’s revolving credit agreement and under the Company’s senior term loan agreement and as Collateral Agent for the lenders thereunder, and certain other parties thereto (the “Agreement”) to amend the agreement dated June 1, 2010 such that the definition of “Transaction Event” therein was changed from June 20, 2010 to July 30, 2010.  All other terms remain the same.  The Company expects to have sufficient cash on hand to fund normal course operations as restructuring negotiations progress.

The above summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.33 and incorporated herein by reference.

Item 2.04 TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.

ITEM 8.01 OTHER EVENTS

FURTHER DELAY OF FILING OF ANNUAL REPORT ON FORM 10K

On June 28, 2010, the Company filed a form 12b-25 Notification of Late Filing to announce that it had not completed the preparation of the Company’s financial statements related to the fiscal year ended March 28, 2010 and that it would be unable to prepare and file its annual report on Form 10-K (the “Form 10-K”) for the fiscal year ended March 28, 2010 by the June 28, 2010 deadline.  The Company has not yet filed the Form 10-K.

The Company’s management is continuing to work to finalize the Company’s financial statements for the fiscal year ended March 28, 2010.

The Company is continuing to work with its restructuring advisors to review its financial, strategic and legal restructuring options.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

10.33    Second amendment to Agreement, dated July 9, 2010, by and among the Company, the lenders party thereto, Toronto Dominion (Texas) LLC, as Administrative Agent and as Collateral Agent, and certain other parties thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK COMMUNICATIONS, INC.

Date: July 14, 2010	By:	/s/ Gerard P. Parker
Gerard P. Parker
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)